EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO FURNISHED PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Ikanos Communications, Inc. (the “Company”) for the quarterly period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Rajesh Vashist, Chief Executive Officer and President of the Company, and Daniel K. Atler, Vice President of Finance and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002,  that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IKANOS COMMUNICATIONS, INC.

Dated: November 15, 2005	By:	/s/ RAJESH VASHIST
Rajesh Vashist
President, Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

Dated: November 15, 2005	By:	/s/ DANIEL K. ATLER
Daniel K. Atler
Chief Financial Officer
(Principal Financial and Accounting Officer)

This certification is furnished pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, or otherwise required, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.